UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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XPO LOGISTICS, INC.

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STOCKHOLDER PRESENTATION | MAY 2022 MAY 2022 Annual Meeting Stockholder Update 1

STOCKHOLDER PRESENTATION | MAY 2022 EXECUTIVE SUMMARY 2 Company Update ▪ For the full year 2021, we achieved higher - than - expected revenue, profitability and cash generation, based on the operations of the remaining business, and in Q4 2021 we reported the highest revenue and highest adjusted diluted EPS of any quarter in our company’s history ▪ We enhanced stockholder value through the spin - off of our logistics segment into GXO, a new publicly - traded company, in August 2021 and are further optimizing our portfolio to unlock stockholder value Refreshed, Independent Board Driving Value Creation ▪ The Board took the opportunity, at the spin - off of GXO, to proactively refresh itself, enhancing its independence and adding fresh perspectives. Our four departed directors were replaced with four new directors – Jason Aiken, Mary Kissel , Allison Landry and Johnny C. Taylor, Jr. – who each bring a diverse set of experiences, backgrounds and skillsets that complement the attributes and perspectives of our incumbent directors Stockholder Engagement and Responsiveness to Compensation Program Design ▪ We are committed to continuing stockholder engagement in the year ahead and believe that engagement is key to strong corporate governance and best practice executive compensation – We use feedback received during these conversations to inform our compensation program, environmental sustainability and human capital management practices ▪ In response to the 2021 Say - on - Pay vote and stockholder feedback we received during 2021 outreach, we made several responsive changes to the compensation program : – Modified STI structure to be entirely formulaic with a modifier and cap at 200% – Instituted more rigorous targets for all outstanding long - term awards, which were then recalibrated to align with our business structure post - spin - off – Further aligned CEO compensation with stockholder outcomes by replacing 50% of the target cash value of Mr. Jacobs’ 2022 tranche of the 2020 LTI Award ($5 million value) with equity - based LTL Performance Stock Units Corporate Responsibility and Commitment to ESG ▪ We published our annual sustainability report, which highlights our commitment to ESG, safe and equitable workplaces and the transition to a low carbon economy. The report also outlines that we have taken steps to begin to align our climate - related disclosure to the Task Force on Climate - related Financial Disclosures (TCFD) , building on our ongoing SASB and GRI reporting ▪ Post - spin, we expect to develop tailored action plans that establish net - zero goals by 2050 at the latest, as well as science - based GHG reduction targets 2021 was a transformative year for XPO. We successfully enhanced stockholder value by spinning off our logistics segment, reformulated our Board and further aligned executive compensation with performance, long - term strategy and stockholder feedback

XPO Logistics Corporate Overview

A LEADING PROVIDER OF FREIGHT TRANSPORTATION SERVICES[1]

- One of the top providers of asset-based LTL services in North America
- Second largest truck broker worldwide
- More than 90% of 2021 operating income derived from North American LTL and truck brokerage businesses
- Leading positions in Europe: France, the United Kingdom and Iberia (Spain / Portugal)
- Successfully spun-off global logistics segment into GXO, a new publicly-traded company, in August 2021 and positioned to spin-off tech-enabled brokered transportation platform in Q4 2022[2]

2021 revenue	$12.8 billion
Locations	771
Employees	~42,000
Customers	~50,000
LTL industry, North America[3]	~$51 billion
Truck brokerage industry, North America[4]	~$88 billion

XPO REVENUE DIVERSIFICATION BY GEOGRAPHY AND VERTICALS

Year Ended December 31, 2021



North America (excl. US)
3%
Other
1%
Europe (excl. France and UK)
6%
UK
7%
France
11%
US
72%

Year Ended December 31, 2021



Other
17%
Industrial and Manufacturing
37%
Logistics and Transportation
8%
Food and Beverage
8%
Consumer Goods
7%
Retail and E-Commerce
23%

[1] Global data for revenue, locations, customers and employees as of December 31, 2021; excludes logistics segment, which was spun off on August 2, 2021

[2] Completion is subject to various conditions, including the effectiveness of a Form 10 registration statement, receipt of a tax opinion from counsel, the refinancing of XPO's debt on terms satisfactory to the XPO board of directors, and final approval by the XPO board of directors, among other requirements

[3] Third-party research: North American less-than-truckload industry size

[4] Third-party research: North American truck brokerage industry size; reflects brokered component of ~$440 billion total addressable truckload opportunity

STOCKHOLDER PRESENTATION | MAY 2022

3

XPOLogistics

Continued Commitment to Delivering Long-Term Value to Stockholders

2021 COMPANY PERFORMANCE HIGHLIGHTS

For the full year 2021, we achieved higher-than-expected revenue, profitability and cash generation, based on the operations of the remaining businesses:

- Our NEOs delivered **record results in the fourth quarter of 2021** — our first full quarter as a pure-play transportation company

Full Year 2021 Results

$12.8B	**OF REVENUE**
$2.82	**OF DILUTED EPS**
$323M	**OF NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS FROM CONTINUING OPERATIONS**
$656M	**OF NET CASH PROVIDED BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS**

Our NEOs are focused on delivering outsized stockholder value through a culture based on employee well-being, technological innovation and customer service

- In 2021, our NEOs continued to prioritize employee safety in the pandemic, introduced new diversity initiatives, deepened our technology advantage and further engaged our organization to help our company and customers meet ESG goals

ADJUSTED EBITDA[1]


$ in millions
Based on continuing operations post-GXO spin-off.
$847
46% growth
$1,239
2020
2021

TOTAL STOCKHOLDER RETURN[2]


Core Peer Group3 TSR: 30%
XPO + GXO
41%
14%
25%
33%
Core Peer Group3 TSR: 104%
138%
79%
88%
214%
Core Peer Group3 TSR: 117%
85%
96%
One-year TSR
Three-year TSR
Five-year TSR
XPO Logistics
S&P 400 MidCap
Dow Jones Transportation Average

The economic recovery drove increasing demand for our services, led by the continued strength in e-commerce and a nascent industrial rebound in North America

[1] See non-GAAP table regarding adjusted EBITDA.

[2] The combined TSR of XPO and GXO of 41% reflects the aggregate increase of the trading prices of XPO common stock and GXO common stock as of the last trading day of calendar year 2021, as measured against the trading price of XPO common stock on an unadjusted basis as of the last trading day of calendar year 2020. Three-year and five-year TSR calculations reflect XPO only.

[3] Core peer group includes UPS, FDX, CHRW, UNP, EXPD, CSX, JBHT, NSC, R, KNX, YELL.

STOCKHOLDER PRESENTATION | MAY 2022
4

STOCKHOLDER PRESENTATION | MAY 2022 5 Further Portfolio Optimization to Unlock Stockholder Value Spin - Off of Tech - Enabled Truck Brokerage Services Remaining Company Will Be a Pure - Play LTL Leader In March 2022, we announced a plan for a subsequent spin - off and divestitures to transform the remaining business into a pure - play less - than - truckload (LTL) company Intermodal 1 / Drayage European Transportation ► Best - in - class truck brokerage services with long track record of outsized revenue and margin growth ► Complementary services for last mile logistics, managed transportation and global forwarding ► Significant competitive advantages as a top provider of asset - based LTL services, with a national network ► High ROIC from capital allocated to grow network density, expand fleet and talent base, and enhance technology Business Sale / Listing The planned spin - off will create two focused, publicly traded companies at the top of their industries 1 Sale of intermodal completed March 25, 2022.

Reformulated Independent Board Provides Strong Oversight and Support For XPO's Growth Strategy

XPO Logistics

► Our Board, through its evolution over time, has driven strong value creation for stockholders, and is currently comprised of eight directors with a diverse set of experiences, backgrounds and skillsets, four of whom joined the Board in August 2021 following the GXO spin-off. Our independent directors remain committed to engaging with stockholders in the year ahead on all aspects of our strategy, executive compensation, sustainability and governance

BRAD JACOBS
Chairman and CEO



Former Founder, CEO and Chairman, United Rentals & United Waste Systems

- ✓ In-depth knowledge of the company's business from his years of service as CEO
- ✓ Leadership experience as the company's chairman and CEO
- ✓ Extensive past and current experience as chairman of several public companies

ANNAMARIA DESALVA
Vice Chairman



Global Chair and CEO, Hill+Knowlton Strategies

- ✓ Global and multi-industrial perspective as the CEO of an international advisory firm
- ✓ Fortune 100 executive leadership experience in corporate affairs, regulatory affairs and sustainability

AC, NCGSC*

MICHAEL JESSELSON
Lead Independent Director



President and CEO, Jesselson Capital Corp.

- ✓ Significant experience with public company governance through prior service as lead independent director of American Eagle Outfitters
- ✓ Extensive investment expertise

AC, NCGSC

JASON AIKEN
Director



Senior VP and CFO, General Dynamics Corp.

- ✓ Significant financial and accounting expertise through his service as CFO and other senior finance positions
- ✓ Senior operational, transactional and strategic experience

AC*

ADRIAN KINGSHOTT
Director



Managing Director, Spotlight Advisors

- ✓ More than 25 years of experience in investment banking
- ✓ Expertise in governance, acquisition transactions, debt and equity financing, and financial management issues

NCGSC

MARY KISSEL
Director



Executive VP and Senior Policy Advisor, Stephens Inc.

- ✓ Expertise in political decision-making, economic policy, and public policy
- ✓ Extensive media, public speaking, government, and foreign affairs experience

CC

ALLISON LANDRY
Director



Former Senior Transportation Research Analyst, Credit Suisse

- ✓ More than 15 years experience in the transportation sector, equity markets, and research and analysis
- ✓ Significant experience in investments, financial analysis, and valuation

AC, CC

JOHNNY C. TAYLOR, JR.
Director



President and CEO, the Society of Human Resources Management

- ✓ Over 25 years experience in human resources, legal, and business roles
- ✓ Expertise in human capital strategy and management, DE&I, workplace culture, and leadership training

CC*

AC = Audit Committee NCGSC = Nominating, Corp. Gov., & Sustainability Committee CC = Comp. Committee * = Chair ☐ = Director Joined in 2021

STOCKHOLDER PRESENTATION | MAY 2022 6

STOCKHOLDER PRESENTATION | MAY 2022 Goal Achievement and Metrics ▪ Asked for more disclosure around the Short Term Incentive (STI) program and for the structure to be more formulaic ▪ Preference for more rigorous long - term absolute performance goals underlying the 2020 LTI Award, and alignment with go - forward strategy following the spin - off of GXO ▪ STI structure for all executives has been modified to be formulaic, based on achievement of the company’s annual adjusted EBITDA target, aligned with the same bonus pool funding as all corporate employees, with a cap at 200% ▪ Instituted more rigorous targets for all outstanding long - term awards, including the 2018 and 2019 PSUs and the 2020 LTI Award along with its component ESG scorecard; these targets were then recalibrated to align with our business structure post - spin - off Outstanding Awards and Cadence of Awards ▪ Preference for outstanding performance - based awards to incorporate an equity component, as opposed to being based entirely in cash ▪ Committee elected to cancel 50% of the target value of Mr. Jacobs’ and 100% of Mr. Harik’s 2022 tranche of the 2020 LTI Award, denominated in cash, and replaced them with performance - based equity awards to address 2022 strategic priorities ▪ The replacement performance - based equity awards preserve the sliding scale for payout and vesting cadence of the 2022 tranche of the 2020 LTI Award by requiring service through December 31, 2023 Pay - for - Performance Alignment ▪ Stockholders expressed this same preference for equity - based performance awards in asking XPO to consider equity - based awards in future grants ▪ Upon the appointment of Mr. Tulsyan as chief financial officer, the performance goals applicable to the 2020 LTI Award, denominated in cash, were replicated in performance - based stock units, along with time - based RSUs Responsiveness to Stockholder Feedback STOCKHOLDER OUTREACH AND ENGAGEMENT ► In the Spring of 2021, members of the Board and senior management engaged with stockholders prior to the annual meeting and in the weeks afterward, including engagement with stockholders holding roughly 27% of our outstanding shares prior to the meeting and others holding 20% following the meeting ► Discussions provided insights on topics including executive compensation, sustainability, board composition, business strategy, the spin - off of GXO and general corporate governance practices 50% Outreach 47% Engaged 2021 Engagement STOCKHOLDER PERSPECTIVE ACTIONS TAKEN Responsiveness to 2021 Say - on - Pay Vote 1 2 3 Met with stockholders representing 47% of outstanding shares 7

STOCKHOLDER PRESENTATION | MAY 2022 Compensation Program Designed to Support Stockholder Value Creation 8 ▪ To attract and retain high - performing executives BASE SALARY SHORT - TERM INCENTIVE LONG - TERM INCENTIVES ▪ To reward annual performance and individual contributions that support strategy and results ▪ To focus executives on the execution of our strategy and long - term value creation, and to align their compensation with outcomes for our stockholders ELEMENT PURPOSE PAY - FOR - PERFORMANCE DESIGN ▪ Fixed cash compensation corresponds to experience and job scope, and is aligned with market levels ▪ Executives become eligible for a bonus if adjusted EBITDA is at least 90% of the full - year forecast level ▪ Payouts are determined based on a linear bonus payout curve tied to the annual adjusted EBITDA target and further evaluated for performance across other key financial metrics including revenue, free cash flow, TSR and achievement of other financial, operational and strategic results, with awards ranging from zero to a cap of 200% of target ▪ Since 2014, awards for our CEO, former President, and CIO, have been 100% performance - based and subject to the achievement of ambitious goals ▪ 2020 LTI award design is responsive to stockholder feedback; metrics consist of absolute adjusted cash flow per share (50% weighting), growth in adjusted cash flow per share relative to peers (25% weighting) and ESG scorecard achievements (25% weighting) ▪ Performance goals for all outstanding LTI awards were recalibrated following the GXO spin - off to reflect more rigorous long - term targets, with the 2020 LTI award predicated on the new, higher baseline of the revised 2021 budget. In all cases, the revised higher targets also reflect the company’s new business profile post - spin - off of GXO COMPENSATION APPROACH ► XPO’s performance - based long - term incentive program is designed to align executives’ interest with that of stockholders, and to incentivize outperformance through achievement of our key financial and strategic goals ► The Compensation Committee’s approach to setting ambitious targets incentivizes our executives to drive long - term stockholder value creation ► Stockholder feedback plays an important role in the Compensation Committee’s decision - making process

STOCKHOLDER PRESENTATION | MAY 2022 STI Program is Formulaic and Challenging 9 Key Components of the NEO STI Program and the High - Level Performance for 2021 Key Terms Formulaic Framework 2021 Performance Detail Bonus Eligibility Determination Threshold of 90% of forecasted adjusted EBITDA with a payout curve (below) ▪ Total performance of the Corporate bonus accrual applies to both NEOs and non - NEOs ▪ Final Bonus payout for the Corporate pool was 156.25% based on a payout curve (below). As the 90% NEO threshold performance level was exceeded, there was no difference in accrual for the NEOs and the broad - based corporate population Key Performance Indicators In determining individual annual incentive award amounts, the Committee considers a holistic review of the company’s financial results based on the applicable STI formula and supplemental key performance indicators, strategic initiatives and individual performance Key Measures 2021 Pro Forma Targets 1 2021 Achievements Adjusted EBITDA* $1.228 billion to $1.233 billion; Midpoint of $1.231 billion x $1.24 billion Free Cash Flow* $425 million to $475 million; midpoint of $450 million x $475 million Annual TSR Expectation of alignment with relevant indices x XPO + GXO: 41% 2 ► Dow Jones US Transportation Average: 33% ► S&P 400 MidCap : 25% Strategic Initiatives Successful spin - off of logistics business x Completed August 2, 2021 1 2021 pro forma targets above reflect updated guidance provided on November 2, 2021; initial pro forma guidance for 2021 adjus ted EBITDA of $1.195 billion to $1.235 billion and free cash flow of $400 million to $450 million was provided on July 28, 2021. 2 The combined TSR of XPO and GXO of 41% reflects the aggregate increase of the trading prices of XPO common stock and GXO comm on stock as of the last trading day of calendar year 2021, as measured against the trading price of XPO common stock on an unadjusted basis as of the last trading day of calendar year 2020. This calculation assumes one - year TSR (exc luding dividend reinvestment) of XPO and GXO of 12% and 44%, respectively. Our STI program is designed to reward annual performance and individual contributions that support XPO’s strategy and align with results against expectations set for the year Based on stockholder feedback, we modified our STI this year to be formulaic, based on Adjusted EBITDA achievement 2021 Corporate AIP Payout Curve for Adjusted EBITDA % Of Goal Achieved <90 90 91 92 93 94 95 96 97 98 99 100 101 102 103 104 105 106 107 108 109 110 111 112 113 114 115 116 117 118 119 120 % of Target Bonus Earned 0 50 55 60 65 70 75 80 85 90 95 100 105 110 115 120 125 130 135 140 145 150 155 160 165 170 175 180 185 190 195 200 *See reconciliations of non - GAAP measures on pages 17 and 18.

XPOLogistics

Rigorous Long-Term Compensation Metrics Refined To Align With The Go-Forward Strategy

XPO's performance-based long-term incentive program is designed to align NEO performance with the interests of our stockholders and incentivize achievement of sustained long-term value

AUGUST 2018 PSU AWARD 2019 – 2022

- Dual-conditioned performance goals require achievement of **both** stock price and adjusted cash flow per share targets to earn any payout
- Restated performance goals to replicate the same level of high growth that was originally contemplated for the remaining XPO transportation business post-spin-off
- If earned, the award would represent extraordinary stockholder value creation

JUNE 2019 PSU AWARD 2019 – 2024

- Dual-conditioned performance goals require achievement of both relative TSR[1] and at least $2.54 adjusted EPS by year-end 2024 to earn any payout[2]
- Restated performance goals to replicate the same level of high growth that was originally contemplated for the remaining XPO transportation business post-spin-off
- Six-year performance period

2020 LTI AWARDS 2020 – 2026

- Three weighted performance goals, including an absolute and relative metric, as well as an ESG scorecard
- Sliding scale achievement between 100% and 200%, with no payout below target
- Four successive annual performance periods, two of which are now completed (2020 and 2021)
- Four tranches vesting at different dates, designed to avoid overlapping payouts with other outstanding awards
- CFO Ravi Tulsyan is not included in the 2020 LTI Awards. In response to stockholder feedback expressing a preference for equity-based awards, the Committee issued a new equity-based grant which replicates the performance conditions of the 2020 LTI Awards for Mr. Tulsyan upon his appointment

[1] Outperformance of at least 310 percentage points relative to the S&P Transportation Select Industry index.

[2] Adjusted EPS of $2.54 represents a CAGR of 19% relative to 2018 adjusted EPS, as calculated in accordance with our performance-based restricted stock unit award agreement.

STOCKHOLDER PRESENTATION | MAY 2022

10

2020 LTI Goals Recalibrated to Be More Rigorous and Relevant on a Post-Spin-off Basis

XPOLogistics

Absolute adjusted cash flow per share targets were recalibrated to increase the rigor of the goals and reflect XPO's post-spin-off business profile

1. **Increased Rigor:** Original year-over-year growth rates for 2022 and 2023 were predicated on the new, higher baseline of the revised 2021 budget to generate the recalibrated goals for the remaining years
2. **Recalibration for Post-Spin-Off:** These recalibrated goals were then adjusted to reflect the remaining XPO businesses following GXO spin-off



$6.03
$8.02
$4.51
$6.93
$9.29
$5.35
$7.63
$10.21
$5.95
Recalibrated to increase rigor (includes GXO)
Goals post-GXO spin-off
2021
2022
2023
Original Goals
Recalibrated Goals
Recalibrated Goals (Standalone XPO)

STOCKHOLDER PRESENTATION | MAY 2022 11

XPO Logistics

Changes Made to 2020 LTI Award in Response to Stockholder Feedback

REPLACEMENT LTL PERFORMANCE-BASED STOCK UNITS

- In 2022, replaced 50% of the target value of Mr. Jacobs' 2022 tranche of the 2020 LTI Award and 100% of Mario Harik's 2022 tranche, both originally denominated in cash, with equity-based LTL Performance Stock Units
- For the replacement LTL PSUs, the entire award will cliff vest on December 31, 2023 and is aligned to the vesting schedule for the portions of the 2020 LTI award tranche that were replaced

REPLACEMENT LTL PSU – PERFORMANCE TARGET DETAIL

Weighting	Performance Measures	Performance Targets / Gating Criteria	Payout Scale (% of Granted Units "Earned")	
Gating factor for entire award: Completion of NAT[1] spin-off no later than December 31, 2022				
			Basis Pt. Improvement	**% of Units Earned**
50%	**LTL Adjusted Operating Ratio Improvement**	**100 basis points improvement** (from full year 2021) for the LTL business for fiscal year 2022	Below 100 bps 100 bps 200 bps	0% 100% 200%
			Adjusted EBITDA	**% of Units Earned**
50%	**LTL Adjusted EBITDA**	**$1 billion of Adjusted EBITDA** in the LTL business for fiscal year 2022, with a maximum of $50M attributable to gains on sales of real estate	Below $1,000M $1,000M $1,050M	0% 100% 200%

Straight-line interpolation in-between values for both payout scales

[1] North American Transportation.

STOCKHOLDER PRESENTATION | MAY 2022 12

STOCKHOLDER PRESENTATION | MAY 2022 ESG Scorecard Evolves With The Company RIGOROUS ACHIEVEMENT METHODOLOGY TO INCENTIVIZE PERFORMANCE IMPROVEMENT ■ Achievement is certified by the Compensation Committee annually using a scale of 1 - 100 , with each target worth a n equal number of points ■ Category weighting is dependent upon the total number of targets in the category and varies by performance period , as some goals require a baseline or implementation time for achievement ( e . g ., expanding the hiring of women or underrepresented racial/ethnic groups) ■ Targets include a combination of annual and multi - year goals that span the total performance cycle of the award, with many targets building to full achievement at the end of the four - year period Workforce and Talent Information Security Employee and Community Safety Diversity, Equity and Inclusion Environmental and Sustainability Governance ESG Scorecard Target Areas ■ Targets incorporate industry - specific measurement standards as well as Sustainability Accounting Standards Board ( SASB ) and Global Reporting Initiative ( GRI ) standards ■ The scorecard provides an overarching roadmap of deliverables that align with the ESG categories, each of which, in turn, correlate to matters identified as most critical through our materiality matrix analysis, as reported in our annual Sustainability Report ■ The ESG scorecard ‘s inclusion in the long - term incentive program is indicative of the company’s commitment to ensuring that we are incentivizing achievement of our sustainability goals along a sufficiently long - term time horizon 13 The ESG scorecard was recalibrated after the spin - off of GXO to reflect continuing operations for standalone XPO, and continues to include goals that build toward long - term value, with the majority of targets incorporating progressively higher expectations through 2023 Achieved 81.8 of 100 potential points in 2021, resulting in earned payout at 100%

STOCKHOLDER PRESENTATION | MAY 2022 Comprehensive Strategy Around Environmental Sustainability ▪ XPO is pursuing sustainable initiatives through fleet efficiencies, adoption of alternative fuels, investments in emerging technologies and energy optimization to reduce our carbon footprint ▪ Since 2018, we've reduced our Scope 1 emissions by 10%, Scope 2 emissions by 25% and Scope 3 emissions by 3% x In October 2021, XPO introduced the first fully electric trucks in French and Spanish fleets, in partnership with Renault and Volvo Trucks, and we are piloting a new all - electric truck on a route in the San Francisco Bay Area in partnership with Daimler x In 2021, we reduced greenhouse gas emissions by more than 543,225 metric tons by moving more than 217,290 US shipments via rail and also launched a new rail freight service in Ireland that could decrease emissions per unit by 75% x In 2022, we launched our “Ship Net - Zero" program in truck brokerage. Through Ship Net - Zero, shippers moving freight through XPO can buy carbon offsets for the sustainability project of their choice ▪ We set a goal to reduce LTL carbon emissions by increasing the load factor rate by at least 1.5%, and we achieved an increase of 3.5%, more than double the targeted level. We also decreased miles driven by 1.5%, decreased fuel consumption by 4.3% and decreased CO 2 emissions by 4.3% compared against 2019 ▪ Approximately 98% of XPO’s European fleet complies with Euro V, EEV and Euro VI standards, with over 90% Euro VI compliance SUSTAINABILITY HIGHLIGHTS ▪ In May 2022, XPO published its fourth annual sustainability report detailing how we work with colleagues, customers, suppliers and other stakeholders to foster safe workplaces and promote the transition to a low carbon economy ▪ Post - spin , XPO is evolving climate action plans and expects to establish net - zero goals by 2050, along with science - based GHG reduction targets for each business post - spin ▪ XPO reports environmental data in accordance with SASB and GRI disclosure frameworks and has taken steps to begin to align our climate - related disclosure to the Task Force on Climate - related Financial Disclosures (TCFD) SUSTAINABILITY THROUGH INNOVATION ▪ The Board has established committee - level oversight of, and engagement with, management on our sustainability strategies, performance and disclosures led by our Nominating, Corporate Governance and Sustainability Committee ▪ In 2020, we developed an ESG scorecard to evaluate management of ESG initiatives and achievements that is linked to long - term executive compensation ▪ In 2021, formed an internal management committee to provide oversight of ESG matters on a day - to - day basis 14

STOCKHOLDER PRESENTATION | MAY 2022 15 Commitment to Diversity, Equity and Inclusion ▪ Continuing to significantly increase the diversity of talent in the pipeline by collaborating with historically black colleges and universities (HBCUs) ▪ Promoting women and minority employees to middle and senior management roles ▪ Enhancing our brand recognition and communicating a culture of belonging to an expanded range of underrepresented groups, replicating XPO’s success with hiring LGBTQ+ community members and military veterans ▪ Appointed first Chief Diversity Officer in August 2020 ▪ Launched XPO Rise in 2021 to identify and develop high - potential colleagues, preparing them for more senior roles across XPO; achieved 86% diverse participation in 2021 program, including the Women in Leadership Cohort ▪ Signed the Diversity Charter in Spain in December 2021 and French Diversity Charter in October 2021 ▪ Published our preliminary 2022 EEO - 1 report ▪ Approximately 53% of our new hires are people of color , representing a 2.5% increase from 2020 ▪ Support eight Employee Resource Groups to establish a culture of inclusion, create professional development opportunities and improve pipeline of recruits ▪ Launched an online supplier registration form that requires suppliers to self - identify diversity status, and created a new supplier dashboard that allows XPO to track its annual spend with diverse suppliers ▪ XPO leads our industry relative to women in leadership roles and is providing development opportunities for women within the organization RECENT DEVELOPMENTS IN DE&I 18% Women in Total Workforce Up from 17% in 2020 20% Women among New Hires 35% Women among Global Promotions CORE DE&I OBJECTIVES Diversity, Inclusion and Belonging Steering Committee’s Vision Statement: “ To move the world forward by empowering an enterprise and local ‘OneXPO’ culture, where people aspire to work because we value individuals’ diverse voices, talents, identities, backgrounds and experiences to drive our innovation into the future and deliver superior business results ”

XPOLogistics

We Request Your Support at Our 2022 Annual Meeting

✓ **1. FOR THE ELECTION OF DIRECTORS**

✓ **2. FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2022**

✓ **3. FOR APPROVAL OF AN AMENDMENT TO THE 2016 OMNIBUS INCENTIVE COMPENSATION PLAN TO INCREASE THE NUMBER OF AVAILABLE SHARES**

✓ **4. FOR ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION**

✘ **5. AGAINST STOCKHOLDER PROPOSAL REGARDING ADDITIONAL DISCLOSURE OF THE COMPANY'S POLITICAL ACTIVITIES**

- XPO's participation in public policy making process is limited. The company does not participate in direct political activities, does not make corporate contributions to groups organized under section 501(c)(4) or section 527 of the Internal Revenue Code
- XPO complies with public reporting requirements and maintains a rigorous oversight process of advocacy efforts, including an at least annual review of trade association memberships, of which any material or significant issues are reviewed by the Board

✘ **6. AGAINST STOCKHOLDER PROPOSAL REGARDING STOCKHOLDER APPROVAL OF SENIOR MANAGERS' SEVERANCE OR TERMINATION PACKAGES**

- XPO's executive compensation program is designed to attract and retain highly qualified executives, motivate them to contribute meaningfully to the company's future success and reward them for their efficacy. The proposal would unnecessarily interfere with the Compensation Committee's ability to design and implement an effective executive compensation program
- The existing executive compensation program imposes appropriate and reasonable limits on post-termination compensation with cash severance for NEOs not exceeding 2.99x of the sum of annual base salary and target annual bonus
- The proposed change could have an adverse effect on the company's ability to retain and attract executive talent, particularly relative to peers that are not subject to similar arbitrary limitations on termination protections

✘ **7. AGAINST STOCKHOLDER PROPOSAL REGARDING AN AUDIT ANALYZING THE COMPANY'S POLICIES AND PRACTICES ON THE CIVIL RIGHTS OF OUR STAKEHOLDERS**

- XPO continues to take important steps to advance diversity, equity and inclusion (DE&I), including targeting at least 50% diverse hires annually, and linking ESG performance targets to executives' long-term incentive compensation
- XPO's Board provides robust oversight of DE&I and human capital management efforts, which have received strong internal and external recognition
- Adoption of the proposal is unnecessary in light of the comprehensive diversity, equity and inclusion initiatives XPO already has in place, and would require company resources without providing incremental value

STOCKHOLDER PRESENTATION | MAY 2022 16

STOCKHOLDER PRESENTATION | MAY 2022 Financial Reconciliations 17 The following table reconciles XPO’s income (loss) from continuing operations for the periods ended December 31, 2021 and 2020 to adjusted EBITDA for the same periods. RECONCILIATION OF INCOME (LOSS) FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA NM = not meaningful 1 Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue. Note: Adjusted EBITDA was prepared assuming 100% ownership of XPO Logistics Europe. Refer to the “Non - GAAP Financial Measures” section on page 19 of this document. $ in millions (unaudited) Change % Income (loss) from continuing operations $ 323 $ (13) NM Debt extinguishment loss 54 - Interest expense 211 307 Income tax provision (benefit) 87 (22) Depreciation and amortization expense 476 470 Unrealized (gain) loss on foreign currency option and forward contracts 1 (1) Litigation settlements 31 - Transaction and integration costs 37 75 Restructuring costs 19 31 Adjusted EBITDA $ 1,239 $ 847 46.3% Revenue $ 12,806 $ 10,199 25.6% Adjusted EBITDA margin (1) 9.7% 8.3% Years Ended December 31, 2021 2020

STOCKHOLDER PRESENTATION | MAY 2022 Financial Reconciliations 18 The following table reconciles XPO’s net cash provided by operating activities from continuing operations for the years ended December 31, 2021 and 2020 to free cash flow for the same periods. RECONCILIATION OF CASH FLOWS FROM OPERATING ACTIVITIES OF CONTINUING OPERATIONS TO FREE CASH FLOW Refer to the “Non - GAAP Financial Measures” section on page 19 of this document. $ in millions (unaudited) Net cash provided by operating activities from continuing operations $ 656 $ 388 Payment for purchases of property and equipment (313) (303) Proceeds from sales of property and equipment 132 183 Free Cash Flow $ 475 $ 268 Years Ended December 31, 20202021

STOCKHOLDER PRESENTATION | MAY 2022 Disclaimers 19 NON - GAAP FINANCIAL MEASURES As required by the rules of the Securities and Exchange Commission ("SEC"), we provide reconciliations of the non - GAAP financial measures contained in this presentation to the most directly comparable measures under GAAP, which is set forth in the financial table attached to this document . This document contains the following non - GAAP financial measures : adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) and free cash flow . We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because theyexclude items that may not be reflective of, or are unrelated to, XPO and its business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses . Other companies may calculate these non - GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies . These non - GAAP financial measures should only be used as supplemental measures of our operating performance . Adjusted EBITDA includes adjustments for transaction and integration costs, as well as restructuring costs, litigation settlements and other adjustments as set forth in the attached table . Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin - off and may include transaction costs, consulting fees, retention awards, and internal salaries and wages (to the extent the individuals are assigned full - time to integration and transformation activities) and certain costs related to integrating and converging IT systems . Restructuring costs primarily relate to severance costs associated with business optimization initiatives . Management uses this non - GAAP financial measure in making financial, operating and planning decisions and evaluating XPO's and each business segment's ongoing performance . We believe that adjusted EBITDA improves comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), litigation settlements, tax impacts and other adjustments as set out in the attached table that management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses . We believe that free cash flow is an important measure of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value . We calculate free cash flow as net cash provided by operating activities from continuing operations, less payment for purchases of property and equipment plus proceeds from sale of property and equipment .

STOCKHOLDER PRESENTATION | MAY 2022 Disclaimers 20 FORWARD - LOOKING STATEMENTS This document includes forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended, including statements relating to the planned spin - off and divestitures, the expected timing of the transactions and the anticipated benefits of the transactions and ESG goals . All statements other than statements of historical fact are, or may be deemed to be, forward - looking statements . In some cases, forward - looking statements can be identified by the use of forward - looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms . However, the absence of these words does not mean that the statements are not forward - looking . These forward - looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances . These forward - looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward - looking statements . Factors that might cause or contribute to a material difference include our ability to effect the spin - off and meet the related conditions, our ability to complete the divestiture of our European freight transportation business, the expected timing of the completion of the transactions and the terms of the transactions, our ability to realize the expected benefits of the transactions, our ability to retain and attract key personnel for the separate businesses, the risks discussed in our filings with the SEC and the following : economic conditions generally ; the severity, magnitude, duration and aftereffects of the COVID - 19 pandemic, including supply chain disruptions due to plant and port shutdowns and transportation delays, the global shortage of certain components such as semiconductor chips, strains on production or extraction of raw materials, cost inflation and labor and equipment shortages, which may lower levels of service, including the timeliness, productivity and quality of service, and government responses to these factors ; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers’ demands ; our ability to implement our cost and revenue initiatives ; the effectiveness of our action plan, and other management actions, to improve our North American LTL business ; our ability to benefit from a sale, spin - off or other divestiture of one or more business units, and the impact of anticipated material compensation and other expenses, including expenses related to the acceleration of equity awards, to be incurred in connection with a substantial disposition ; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies ; goodwill impairment, including in connection with a business unit sale, spin - off or other divestiture ; matters related to our intellectual property rights ; fluctuations in currency exchange rates ; fuel price and fuel surcharge changes ; natural disasters, terrorist attacks, wars or similar incidents, including the conflict between Russia and Ukraine and increased tensions between Taiwan and China ; risks and uncertainties regarding the expected benefits of the spin - off of our logistics segment or a future spin - off of a business unit ; the impact of the spin - off of our logistics segment or a future spin - off of a business unit on the size and business diversity of our company ; the ability of the spin - off of our logistics segment or a future spin - off of a business unit to qualify for tax - free treatment for U . S . federal income tax purposes ; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems ; our indebtedness ; our ability to raise debt and equity capital ; fluctuations in fixed and floating interest rates ; our ability to maintain positive relationships with our network of third - party transportation providers ; our ability to attract and retain qualified drivers ; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers and efforts by labor organizations to organize our employees and independent contractors ; our diversity, equity and inclusion initiatives and the anticipated benefits thereof ; litigation, including litigation related to alleged misclassification of independent contractors and securities class actions ; risks associated with our self - insured claims ; risks associated with defined benefit plans for our current and former employees ; the impact of potential sales of common stock by our chairman ; governmental regulation, including trade compliance laws, as well as changes in international trade policies, sanctions and tax regimes ; governmental or political actions, including the United Kingdom’s exit from the European Union ; and competition and pricing pressures . All forward - looking statements set forth in this document are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations . Forward - looking statements set forth in this document speak only as of the date hereof, and we do not undertake any obligation to update forward - looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law . Where required by law, no binding decision will be made with respect to the divestiture of the European business other than in compliance with applicable employee information and consultation requirements .